UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2011

JACOBS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-88242	34-1959351
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

17301 West Colfax Ave, Suite 250,
Golden, Colorado 80401
(Address of principal executive offices)

Registrant’s telephone number, including area code 303-215-5200

(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See Items 2.01 and 9.01 below incorporated herein by this reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On March 31, 2011, Jacobs Entertainment, Inc. (the “Company”) entered into and closed a Membership Interests Purchase Agreement and thereby acquired 100% of the membership interests in Jalou Forest Gold, LLC, a Louisiana limited liability company (“Forest Gold”) for approximately $3 million in cash. The Company funded the purchase price with corporate funds and borrowings under its bank revolving credit line.

Forest Gold owns and operates a video poker truck plaza in Amite, Louisiana. The Company owns and operates 20 other similar facilities in Louisiana and has a share in revenue of a 21st location.

Forest Gold was acquired from Gameco Holdings, Inc. (“Gameco”), an affiliate of the Company. Gameco is owned and controlled by Jeffrey P. Jacobs who, directly and indirectly through family trusts, also controls the Company. Jeffrey P. Jacobs is the sole director and Chief Executive Officer of the Company.

The purchase price of $3 million paid by the Company for Forest Gold was determined in accordance with the Company’s credit facilities and was calculated as 7 multiplied by the Forest Gold EBITDA for the four quarters ended December 31, 2010.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Filed herewith is the following:

(a)	Financial statements of business acquired:

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment not later than 71 calendar days after the date this report on Form 8-K must be filed.

(b)	Pro forma financial information:

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment not later than 71 calendar days after the date this report on Form 8-K must be filed.

(c)	Not applicable.

(d)	Exhibit No.	Description

	3.89	Articles of Organization of Jalou Forest Gold, LLC.

	3.90	Limited Liability Company Agreement of Jalou Forest Gold, LLC.

	10.30	Membership Interests Purchase Agreement effective March 31, 2011 between Jacobs Entertainment, Inc. and Gameco Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENTERTAINMENT, INC.

/S/ BRETT A. KRAMER
Date: April 4, 2011	By:	Brett A. Kramer
	Its:	Chief Financial Officer